EXHIBIT 23.1


                     [LETTERHEAD OF PRICE WATERHOUSECOOPERS S.p.A.]


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for 2,756,000 shares of Common Stock, (par value 5 euro) pertaining to the Stock Option Plan of Fiat S.p.A., and certain of its subsidiaries, of our report dated 28 May 1999 with respect to the consolidated financial statements of Fiat S.p.A., which appears on pages F1 to F2 of the Annual Report on form 20-F for the year ended December 31, 1998.

                                        PRICE WATERHOUSECOOPERS S.p.A.

                                        /s/ Sergio Duca
                                        -----------------------
                                        Sergio Duca

Turin, March 21, 2000